                                                                   EXHIBIT 10.41

                            DISTRIBUTION AGREEMENT
                            ----------------------

     THIS DISTRIBUTION AGREEMENT (the "Agreement") is entered into as of January 12, 1999 (the "Effective Date"), between Jutvision Corporation, a Delaware corporation ("Jutvision"), and GTE Enterprise Solutions, a division of GTE Enterprise Initiatives Incorporated, a Delaware corporation ("GTE").

                                  BACKGROUND

     A. Jutvision uses the Jutvision Technology (as defined below) and provides the Production Services (as defined below).

     B.  GTE operates the GTE Database (as defined below).

     C. Jutvision desires to provide virtual tour technology and production services for the GTE Database.

     IN CONSIDERATION OF THE MUTUAL PROMISES AND COVENANTS CONTAINED HEREIN, AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND ADEQUACY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS FOLLOWS:

1.   DEFINITIONS
     -----------

     1.1   "Agreement" means this Agreement and all exhibits attached hereto.
            ---------

     1.2   "Annual Period" means the twelve (12) month period commencing on
            -------------
January 1, 1999 and each consecutive twelve (12) month period thereafter during the Initial Term.

     1.3   "Basic Package" means up to four scenes captured in a designated
            -------------
Property, converted into a corresponding number of Jutvision Images and posted to the GTE Database.

     1.4   "Broker" means any realtor, real estate broker, real estate agent or
            ------
any other agent or representative acting in a similar capacity, whether an individual or some other type of entity, representing a seller of a Property, who is a member of a GTE Customer.

     1.5   "GTE Customer" means a Multiple Listing Service ("MLS") association
            ------------
or board or a corporation which licenses the System 4 Product from GTE.

     1.6   "GTE Database" means the collection of data and documents residing on
            ------------
servers operated by or for GTE or its affiliates or a GTE Customer and accessible on or after the Effective Date by Brokers via the System 4 Product and, to the extent GTE makes such collection generally available, by Brokers and the public via the Internet.

     1.7   "GTE Originated Order" means any order received by Jutvision for a
            --------------------
Basic Package or Upgrade Package placed by a Broker via the System 4 Product.

     1.8   "Initial Posting Date" means date on which Jutvision will commence
            --------------------
providing Production Services and GTE will begin receiving postings of Jutvision Images under this Agreement, as further provided in Section 2.2.

     1.9   "Jutvision Image" means an electronic Virtual Tour Image of a
            ---------------
Property produced by or on behalf of Jutvision.

     1.10  "Jutvision Technology" means software and hardware, including the
            --------------------
Software, used to capture, process and view Jutvision Images.

     1.11  "Listing Overview Screen" means the screen within the System 4
            -----------------------
Product displaying the results of a search of listings in the GTE Database.

     1.12  "Net Revenues" means the gross amount received by Jutvision from
            ------------
Brokers for sales of the Basic Packages and Upgrade Packages less (i) refunds, discounts, credits and allowances, (ii) packaging, handling fees, freight, and sales taxes and other governmental charges, and (iii) reasonable provisions for doubtful collections determined in accordance with GAAP.

     1.13  "Production Services" means the services provided by or on behalf of
            -------------------
Jutvision in preparing the Basic Packages and Upgrade Packages.

     1.14  "Property" means any piece of residential, commercial or unimproved
            --------
real estate within the Territory, including without limitation new homes, offered for sale or resale.

     1.15  "Service Provider Network" means the network of members throughout
            ------------------------
the Territory with whom Jutvision has entered into agreements to capture images at designated sites on Jutvision's behalf.

     1.16  "Software" means the Jutvision for Java Software.
            --------

     1.17  "System 4 Product" means GTE's System 4 browser and System 4
            ----------------
workstation, including without limitation all future upgrades and versions of such browser and workstation, whether or not marketed by GTE under a different name, that Brokers use to access listings and other information in the GTE Database, as well as to contact, and submit orders to, third parties for certain products and services, including the Production Services, as specifically set forth in Exhibit A.

     1.18  "Term" means the Initial Term of this Agreement and the Renewal
            ----
Terms, if any, as set forth in Section 6.

     1.19  "Territory" means the United States and its possessions.
            ---------

     1.20  "Transaction Fee" means the monthly fee Jutvision will pay to GTE
            ---------------
during the Term based on sales of Basic Packages and Upgrade Packages as provided in Section 4.1.

     1.21  "Upgrade Package" means an addition to a Basic Package consisting of
            ---------------
one additional scene captured at the same designated Property of the Basic Package, converted into one additional Jutvision Image for the scene captured and posted to the GTE Database.

     1.22  "Virtual Tour Images" means 360(degrees) images through which a user
            -------------------
can navigate with pointing device, or technology or production services for such images.

2.   PROVISION OF PRODUCTION SERVICES; EXCLUSIVITY
     ---------------------------------------------

     2.1   Sales and Billing.  Jutvision will be responsible for receiving and
           -----------------
fulfilling orders for Basic Packages and Upgrade Packages. Jutvision will assume all costs and responsibility for invoicing and collecting revenues for all sales of Basic Packages and Upgrade Packages.

     2.2   Image Capturing, Processing and Posting. The parties will work
           ---------------------------------------
together to implement a system whereby Jutvision will be capable of posting Jutvision Images to the GTE Database. The parties will also work together on file naming formats and scripts that will attach the Jutvision Images to the appropriate listings on the GTE Database, including a method to indicate the originating GTE Customer. Jutvision and GTE agree to set March 1, 1999 as a target for the Initial Posting Date. However, in no event will the Initial Posting Date occur later than May 1, 1999. If, despite the parties' reasonable commercial efforts, the Initial Posting Date occurs after May 1, 1999, then, notwithstanding Section 4.1(a), Transaction Fees on all Annual Initial Orders (as defined below) will be calculated solely in accordance with Section 4.1(b) for the twelve (12) month period commencing on the Initial Posting Date and will not be calculated in accordance with Section 4.1(a) for such period. The parties understand and agree that (i) Jutvision will not attempt to post any Jutvision Images to the GTE Database prior to the Initial Posting Date and (ii) no penalty or breach of the terms of this Agreement will result from GTE's failure to begin receiving postings of Jutvision Images on the Initial Posting Date. GTE will provide Jutvision with written notice of the actual Initial Posting Date, which Jutvision will promptly confirm in a reply written notice sent to GTE. Jutvision will have sole responsibility for, and will bear all costs associated with, capturing images at designated sites through its Service Provider Network, processing captured images to create Jutvision Images and posting Jutvision Images to the GTE Database. GTE will permit such postings and will work with Jutvision to maintain the ability of the GTE Database to receive such postings throughout the Term. Jutvision will use commercially reasonable efforts to process and post each Jutvision Image on behalf of all Brokers within four (4) business days after capture of the images, in each case to the extent Jutvision has the right to do so, provided that such posting is not delayed by factors attributable to GTE or Brokers. In addition, Jutvision will use commercially reasonable efforts to make a member of its Service Provider Network available to capture Jutvision Images of a Property within forty-eight (48) hours of receiving an order for Production Services from a Broker.

     2.3   Exclusivity.
           -----------

           (a) Subject to Section 2.3(b), during the Term, GTE will not directly or indirectly (i) promote or market itself or any third party, on the System 4 Product or in association therewith, as a provider of Virtual Tour Images for Property; (ii) provide the services of capturing or processing Virtual Tour Images for Property; (iii) use the services of, or enter into any arrangement under which services will be provided by, any third party with respect to capturing or processing Virtual Tour Images for Property; or (iv) permit any Virtual Tour Images for Property (other than those supplied by Jutvision) or any site or identity of a third party provider of Virtual Tour Images for Property, or technology or services therefor, to be posted to, linked to or otherwise made accessible through the GTE Database.

           (b) At any time after the Initial Posting Date during the Term, GTE may, in its sole discretion, elect to terminate Section 2.3(a) upon thirty (30) days' prior written notice to Jutvision, thereby making the Agreement non-exclusive; provided, however, that, if GTE makes such an election, as of the effective date of the non-exclusivity period and throughout the remainder of the Term, notwithstanding Section 4.1(a) and Section 11.2(b) to the contrary, Transaction Fees on all Annual Initial Orders (as defined below) will be calculated solely in accordance with Section 4.1(b) and will not be calculated in accordance with Section 4.1(a) and 11.2(b) will immediately terminate and none of the restrictions set forth in Section 11.2(b) will continue to apply.

           (c) Nothing in this Agreement is intended or shall be construed to limit the ability of any GTE Customer directly or indirectly to (i) promote or market itself or any third party, on the System 4 Product or elsewhere, as a provider of Virtual Tour Images; (ii) provide the services of capturing or processing Virtual Tour Images; (iii) use the services of, or enter into any arrangement under which services will be provided by, any third party with respect to capturing or processing Virtual Tour Images; or (iv) permit any Virtual Tour Images or any site or identity of a third party provider of Virtual Tour Images, or technology or services therefor, to be posted to, linked to or otherwise made accessible through the GTE Database. Such actions for GTE Customers shall not be deemed to be actions of GTE for purposes of Sections 2.3
(a) or (b).

           (d) The following restrictions will govern display of any advertisements of any competitor of Jutvision within the System 4 Product or on pages retrieved via the System 4 Product:

                (i)  As long as this Agreement is exclusive pursuant to this
Section 2.3, GTE will not display any advertisements of any competitor of Jutvision anywhere within the System 4 Product or on pages retrieved via the System 4 Product without the prior approval of Jutvision; provided, however, that, if a GTE Customer has entered into an agreement with one or more competitors of Jutvision to provide Virtual Tour Images for Property listings of such GTE Customer, GTE may display advertisements of such competitor(s), but no other competitor(s) of Jutvision, within the System 4 Product licensed to such GTE Customer or on pages retrieved via the System 4 Product licensed to such GTE Customer; provided, further, that, notwithstanding the foregoing, in no event may GTE display any advertisements of any competitor of Jutvision on any page retrieved via the System 4 Product that contains a Jutvision Image.

For the purposes of this Section 2.3(d), competitors of Jutvision include, without limitation, IPIX, Live Picture and BeHere.

     2.4   Support. Jutvision will establish and maintain a "mailto" link on the
           -------
System 4 Product that Brokers may use to send support-related e-mail messages to Jutvision. Jutvision will also establish and maintain a toll-free support telephone line Brokers may call with support questions. The hours of operation for the support telephone line and for monitoring and responding to support-related e-mail messages will be business days (excluding bank holidays) from 9:00 am to 8:00 pm Eastern time. From time to time, if the GTE Customer is receiving GTE help desk services related to the System 4 Product, GTE may respond to questions arising from such GTE Customer. If GTE, GTE Customer or Broker detects any bug or material error in the Jutvision Technology, GTE, GTE Customer or Broker may contact Jutvision technical staff for emergency support, Jutvision will respond to GTE's, GTE Customer's or Broker's emergency support request within twenty-four (24) hours and Jutvision will use commercially reasonable efforts to correct such bug or material error promptly.

3.   MARKETING AND PROMOTION
     -----------------------

     3.1   Obligations. GTE represents that each GTE Database is proprietary to
           -----------
an applicable GTE Customer. Jutvision understands and agrees that, prior to Jutvision or GTE offering any Production Services to Brokers that are members of any GTE Customer, GTE must obtain the prior approval of such GTE Customer. GTE agrees to use commercially reasonable efforts to obtain such prior approval. Subject to the foregoing, GTE agrees to market, promote and facilitate sales of the Production Services as provided in Exhibit A attached hereto.

     3.2   Additional Obligations. The parties shall undertake the following
           ----------------------
additional obligations:

           (a) Jutvision and GTE will, from time to time, use reasonable efforts to cooperate in joint marketing efforts for the Production Services on such terms and conditions as are mutually agreed. Each party will assign a project manager to act as the primary liaison with respect to the relationship provided for hereunder, and all discussions between the parties with respect to the respective performance of obligations hereunder will be conducted by these project managers or their designees.

           (b) The parties will cooperate with each other in the performance of their obligations under this Agreement.

4.   FEES
     ----

     4.1   Transaction Fees. During the Term, Jutvision will pay monthly
           ----------------
Transaction Fees to GTE as follows:

           (a) With respect to the first 100,000 GTE Originated Orders fulfilled by Jutvision during each Annual Period of the Initial Term for Jutvision Images posted to the GTE Database (the "Annual Initial Orders"), Jutvision will pay to GTE for each calendar month

                (i) the [*] for each Basic Package so sold for which Jutvision has received payment during the month [*] of Net Revenues collected from sales of Basic Packages so sold during the month; and,

                (ii) the [*] for each Upgrade Package so sold for which Jutvision has received payment during the month [*] of Net Revenues collected from sales of Upgrade Packages so sold during the month;

provided, however, that, in the event that GTE facilitates the default loading of a Jutvision Image, on or before June 1, 1999, on the Listing Overview Screen for each and every listing of a Property that has a corresponding Jutvision Image ("Default Loading"), thereby replacing the current default of a still photograph, for as long as GTE maintains Default Loading Jutvision will pay to GTE for each calendar month with respect to Annual Initial Orders

                (iii) the [*] for each Basic Package so sold for which Jutvision has received payment during the month [*] of Net Revenues collected from sales of Basic Packages so sold during the month and

                (iv) the [*] for each Upgrade Package so sold for which Jutvision has received payment during the month [*] of Net Revenues collected from sales of Upgrade Packages so sold during the month; and,

                (v) provided, further, that such increased percentage/minimum per unit payment will apply retroactively to all Net Revenues collected from sales on Annual Initial Orders made prior to the date of such percentage increase, and Jutvision shall make a payment to GTE to adjust for such retroactive increase.

           (b) With respect to all GTE Originated Orders, other than Annual Initial Orders, fulfilled by Jutvision during the Term for Jutvision Images posted to the GTE Database, Jutvision will pay to GTE for each calendar month
(i) the [*] for each Basic Package so sold for which Jutvision has received payment during the month [*] of Net Revenues collected from sales of Basic Packages so sold during the month and (ii) the [*] for each Upgrade Package so sold for which

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
      SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT
      HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Jutvision has received payment during the month [*] of Net Revenues collected from sales of Upgrade Packages so sold during the month.

           (c) With respect to all sales of Production Services by Jutvision, for Jutvision Images posted to the GTE Database, that do not directly result from GTE Originated Orders, Jutvision will pay to GTE for each calendar month
(i) the [*] for each Basic Package so sold for which Jutvision has received payment during the month [*] of Net Revenues collected from sales of Basic Packages so sold during the month and (ii) the [*] for each Upgrade Package so sold for which Jutvision has received payment during the month [*] of Net Revenues collected from sales of Upgrade Packages so sold during the month.

           (d) No Transaction Fees will be due hereunder (i) with respect to Production Services or Jutvision Images sold to third parties other than as expressly set forth above and (ii) with respect to any Production Services Jutvision distributes free of charge on a promotional basis.

           (e) Jutvision represents that it is not Jutvision's practice to enter into [*] (as defined herein) and agrees that, during the Term, if Jutvision enters into an agreement with [*] containing any clause or provision restricting Jutvision's ability [*] to any third party on terms more favorable than those offered to [*], as the case may be, (a "[*] Partner Clause") then Jutvision will amend this Agreement to include the same [*] Partner Clause herein provided the [*] to GTE shall not [*].

           (f) As of the Effective Date, excluding any applicable taxes, Jutvision will charge Brokers of GTE Customers [*] for each Basic Package and [*] for each Upgrade Package (the "GTE Broker Prices"). During the period commencing on the Effective Date and extending until January 1, 2000, Jutvision may not increase such GTE Broker Prices by more than [*]; provided, however, that Jutvision may modify such GTE Broker Prices thereafter in its sole discretion.

     4.2   Invoices; Reports; Payment of Fees.  Calculation of monthly
           ----------------------------------
Transaction Fees will commence immediately for the calendar month in which the Initial Posting Date occurs. Jutvision will make all payments of Transaction Fees net thirty (30) days from the end of each calendar month. With each monthly payment, Jutvision will provide a report stating the number of Basic Packages and Upgrade Packages sold in accordance with Sections 4.1(a) and 4.1(b) and 4.1(c) during the month and providing a calculation of the Transaction Fees payable. This report will also contain data notifying GTE of the GTE Customer originating the listings corresponding to the Production Services sold during the relevant calendar month.

     4.3   Inspection of Records. GTE will have the right, at its own expense
           ---------------------
and not more than once in any twelve (12) month period, to authorize an independent auditor reasonably acceptable to both parties to inspect those accounting records of Jutvision necessary to verify the accuracy of fees paid or invoiced by Jutvision under the terms of this Agreement, provided that such independent auditor has executed a confidentiality agreement with respect to such records that is reasonably acceptable to Jutvision. Such inspections will take place during Jutvision's normal business hours, upon not less than twenty
(20) days' prior written to Jutvision and on a date mutually agreed upon by the parties. In the event such auditors find an underpayment in Transaction Fees paid to GTE of more than five (5%) of the total Transaction Fees due and payable to GTE for the period at issue, Jutvision shall pay such shortfall to GTE immediately and shall reimburse GTE for the cost of such audit.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
      SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT
      HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

5.   PROPRIETARY RIGHTS
     ------------------

     5.1   Software.
           --------

           (a) Jutvision hereby grants to GTE a nonexclusive, worldwide, royalty-free license to use the Software during the Term, in object code only, to display Jutvision Images on pages retrieved from the GTE Database via the System 4 Product. "Use" means storing, loading, installing, executing or displaying the Software. GTE may not modify the Software or disable any licensing or control features of the Software.

           (b) The Software is owned and copyrighted by Jutvision. The license set forth in this Section 5.1 confers no title to, nor ownership in, the Software and is not a sale of any rights in the Software.

           (c) GTE may only make copies or adaptations of the Software for archival purposes or when copying or adaptation is an essential step in the authorized use of the Software. GTE must reproduce all copyright notices in the original Software on all copies or adaptations. GTE may only transfer class files when they are called on by a "requesting" server in the normal course of Java Applet execution. GTE may not distribute the Jutvision for Java Class files. Any transfer or copying of the Software by GTE other than as expressly provided herein constitutes a material breach of this Agreement.

           (d) GTE may only use the Software to read .jut files, a file format proprietary to Jutvision.

           (e) GTE may not tamper with or alter in any way the image displayed when loading each Jutvision Image ("Jutvision Splash Screen") and GTE shall not hinder the Jutvision Splash Screen from being fully visible upon loading of each Jutvision Image. GTE will not obstruct in any way the Jutvision Splash Screen and/or screen logo with any other images, frames, tables or any other HTML or JavaScript code.

           (f) GTE will not disassemble or decompile the Software including single Jutvision Java Class files under any circumstances. The disassembly or decryption by GTE of any Jutvision Java Class file constitutes a material breach of this Agreement.

           (g) GTE will not export or re-export the Software or any copy or adaptation in violation of any applicable laws or regulations.

           (h) The Software and any accompanying documentation have been developed entirely at private expense. In so far as the United States government or any agency thereof may acquire any rights under this Agreement, the Software and any accompanying documentation are delivered and licensed as "commercial computer software" as defined in DFARS 252.227-7013 (Oct 1988), DFARS 252.211-7015 (May 1991) or DFARS 252.227-7014 (Jun 1995), as a "commercial item" as defined in FAR 2.101(a), or as "Restricted computer software" as defined in FAR 52.227-19 (Jun 1987)(or any equivalent agency regulation or contract clause), whichever is applicable. The United States government or agency thereof shall have only those rights provided for such Software and any accompanying documentation by the applicable FAR or DFARS clause consistent with this Agreement between GTE and Jutvision.

     5.2   Jutvision Images.
           ----------------

           (a) All Jutvision Images, whether or not produced for GTE Customers and whether or not posted to the GTE Database or displayed via the System 4 Product, are, and at all times will remain, the exclusive property of Jutvision, and no provision of this Agreement implies any transfer to GTE of any ownership interest in any Jutvision Image.

           (b) Jutvision hereby grants to GTE a nonexclusive, worldwide, royalty-free, nontransferable license to display, perform and reproduce Jutvision Images on pages retrieved from the GTE Database via the System 4 Product solely for the purposes contemplated in this Agreement. GTE will not distribute, modify, edit, or prepare derivative works from the Jutvision Images without the prior written permission of Jutvision. The foregoing license does not include any right to grant or authorize sublicenses.

     5.3   Trademarks.
           ----------

           (a)  Jutvision Marks.
                ---------------

                (i) Jutvision owns and at all times will continue to own the trademarks, service marks and/or trade names JUTVISION and the Jutvision logo (the "Jutvision Marks"). GTE will not take any actions inconsistent with Jutvision's ownership rights.

                (ii) Subject to the restrictions set forth herein, Jutvision hereby grants GTE a nonexclusive, worldwide, royalty-free, fully paid up, nontransferable right to use the Jutvision Marks, during the Term of this Agreement, with Jutvision's prior written approval, which Jutvision will not unreasonably withhold or delay, solely in connection with promotion and marketing of the Production Services as provided in Section 3 and Exhibit A attached hereto. GTE's use of the Jutvision Marks will not create in GTE any right, title or interest therein or thereto. All use by GTE of the Jutvision Marks will inure to the exclusive benefit of Jutvision. At Jutvision's reasonable request and at Jutvision's sole expense, GTE will assist Jutvision with the protection and maintenance of the Jutvision Marks. GTE may only use the Jutvision Marks as expressly permitted herein. GTE agrees to use the Jutvision Marks in a manner commensurate with the style, appearance and quality of Jutvision's services and/or products bearing such marks.

           (b)  GTE Marks.
                ---------

                (i) GTE owns and at all times will continue to own the trademarks, service marks and/or trade names GTE, the GTE logo and the System 4 logo (the "GTE Marks"). Jutvision will not take any actions inconsistent with GTE's ownership rights.

                (ii) Subject to the restrictions set forth herein, GTE hereby grants Jutvision a nonexclusive, worldwide, royalty-free, fully paid up, nontransferable right to use the GTE Marks, during the Term of this Agreement, with GTE's prior written approval, which GTE will not unreasonably withhold or delay (i) on a case-by-case basis on Jutvision's Web site provided that any such use will link to a GTE-specified URL and (ii) in Jutvision's marketing material. Jutvision's use of the GTE Marks will not create in Jutvision any right, title or interest therein or thereto. All use by Jutvision of the GTE Marks will inure to the exclusive benefit of GTE. At GTE's reasonable request and at GTE's sole expense, Jutvision will assist GTE with the protection and maintenance of the GTE Marks. Jutvision may only use the GTE Marks as expressly permitted herein. Jutvision agrees to use the GTE Marks in a manner commensurate with the style, appearance and quality of GTE's services and/or products bearing such marks.

     5.4   Limitation on Grant of Rights.  Except as expressly provided herein,
           -----------------------------
neither party receives any other right or license to the technology or intellectual property of the other party.

6.   TERM AND TERMINATION
     --------------------

     6.1   Term. Unless earlier terminated as set forth below, this Agreement
           ----
will become effective upon the Effective Date and continue for a period of two
(2) years measured from the Initial Posting Date (the "Initial Term"). Thereafter, this Agreement will be automatically renewed for successive one (1) year periods (each such period a "Renewal Term") unless either party notifies the other in writing not less than ninety (90) days prior to the end of the then-current term of its intention to terminate this Agreement as of the end of such term.

     6.2   Termination. This Agreement will terminate, without notice, (i) upon
           -----------
the institution by or against either party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of the party's debts; (ii) upon either party's making an assignment of substantially all of its assets for the benefit of creditors; (iii) upon either party's dissolution or cessation of business; or (iv) in the event a party materially breaches any material term, condition or representation of this Agreement or materially fails to perform any of its material obligations or undertakings hereunder, and fails to remedy such default within thirty (30) days after being notified by the non-breaching party of such breach or failure; provided, however, that the non-breaching party will not unreasonably withhold or delay its consent to extend the cure period if the breaching party has commenced cure during the thirty-day notice period and pursues cure of the breach in good faith.

     6.3   Effects of Termination.  Upon expiration or termination of this
           ----------------------
Agreement:

           (a)  Jutvision will cease all use of the GTE Marks;

           (b) Commensurate with the quality of services provided prior to such expiration or termination, Jutvision will continue to provide Production Services and support to third parties who purchased such Production Services prior to such expiration or termination;

           (c) GTE will cease all use of the Jutvision Marks, the Jutvision Technology and the Jutvision Images and shall purge all Jutvision Technology and Jutvision Images from its servers; provided, however, that, following any expiration or termination, the licenses granted above under Sections 5.1 and 5.2, with respect to the Software and Jutvision Images provided to GTE hereunder prior to expiration or termination, and to the extent that such Jutvision Images accompany listings on the GTE Database and the Software is necessary to display such Jutvision Images, shall survive until the end of any then-current term of any agreement between GTE and a GTE Customer providing for the display of such Jutvision Images.

           (d) Each party will promptly destroy or return any Confidential Information of the other party in its possession.

     6.4   Survival of Certain Terms.  The provisions of Sections 5.1(b),
           -------------------------
5.1(e), 5.1(f), 5.1(g), 5.1(h), 5.2(a), 5.3(a)(i), 5.3(b)(i), 5.4, 6.3, 6.4, 7,
8, 9, 10, 11.1, 11.2, 11.3, 11.4, 11.5, 11.7, 11.8, 11.9, 11.10, 11.11 and 11.12
will survive the expiration or termination of this Agreement for any reason.
All other rights and obligations of the parties will cease upon expiration or termination of this Agreement.

7.   CONFIDENTIALITY
     ---------------

     7.1   Definition.  "Confidential Information" means any trade secrets,
           ----------
confidential data or other confidential information relating to or used in the business of the other party (the "Disclosing Party"), that a party (the "Receiving Party") may obtain from the Disclosing Party during the Term (the "Confidential Information"), except as herein provided, and that is marked "Confidential," "Proprietary" or in a similar manner to indicate its confidential nature. Confidential Information may also include oral information disclosed pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure and confirmed in writing as confidential within thirty (30) days after its oral disclosure, which is marked in a manner to indicate its confidential nature and delivered to the Receiving Party. The terms of this Agreement and the existence of this Agreement will constitute Confidential Information.

     7.2   General.  The Receiving Party shall hold the Disclosing Party's
           -------
Confidential Information in confidence, shall use it only for the purposes of this Agreement, shall not disclose it to any third parties (other than wholly owned affiliates owned directly or indirectly by a common parent of the Receiving Party which affiliates shall be bound to the same obligation of non-disclosure to third parties as the Receiving Party) without the written consent of the Disclosing Party and shall treat the Disclosing Party's Confidential Information with the same degree of care as the Receiving Party maintains its own information of a similar nature. Without limiting the foregoing, the Receiving Party will use at least the same procedures and degree of care which it uses to protect the confidentiality of its own confidential information of like importance, and in no event less than reasonable care.

     7.3   Exceptions.  The foregoing restrictions will not apply to information
           ----------
that (i) is known to the Receiving Party at the time of disclosure by the Disclosing Party; (ii) is or becomes publicly known through no wrongful act of the Receiving Party; (iii) is rightfully received from a third party without restriction; (v) is independently developed by the Receiving Party; (v) has been approved for release by written authorization of the Disclosing Party; (vi) is not marked or similarly designated as confidential, and is provided for a purpose or in a manner that reasonably contemplate, or would naturally be understood to contemplate, disclosure or use by others; and (vii) is disclosed pursuant to a valid order of any governmental authority provided that the Receiving Party in such circumstances has given the Disclosing Party prompt notice prior to making such disclosure so that the Disclosing Party may seek a protective order or other appropriate remedy prior to such disclosure.

     7.4 The parties acknowledge and agree that any breach of this Section may result in irreparable harm to the non-breaching party for which there may be no adequate remedy at law for any such breach. The non-breaching party will be entitled to seek injunctive or other equitable relief from a court of competent jurisdiction to prevent unauthorized or unlawful disclosure.

8.   REPRESENTATIONS AND WARRANTIES
     ------------------------------

     8.1   Each party represents and warrants to the other that:

           (a) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation set forth above and is duly qualified and authorized to do business as a foreign corporation in good standing in all jurisdictions in which the nature of its assets or business requires such qualification;

           (b) it has full right, power and authority to enter into this Agreement and to perform all of its obligation hereunder;

           (c) its execution, delivery and performance of this Agreement have been duly and properly authorized by all necessary actions and this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms; and

           (d) its execution, delivery and performance of this Agreement will not, with or without the giving of notice or passage of time, or both, conflict with, or result in a default or loss of rights under, any provision of its certificate of incorporation or by-laws or any other material agreement or understanding to which it is a party or by which it or any of its material properties may be bound.

     8.2 Jutvision represents and warrants to GTE that Jutvision owns the Software and the Jutvision Marks and, to the best of its knowledge, the Software and the Jutvision Marks (i) do not infringe on any copyright, trademark or other proprietary right of any third party; (ii) do not in any way violate or infringe on any party's privacy right, right of publicity or any other right of any person or entity; and (iii) do not contain any material that is unlawful, hateful, obscene libelous, threatening or defamatory. If a proceeding based on a claim that the Software constitutes an infringement, misappropriation, or violation of any intellectual property of a third party is brought against GTE, Jutvision shall, at its expense, indemnify, defend or settle the claim and shall pay all damages, costs and expenses awarded against GTE, and all reasonable legal fees and expenses, subject to the following:

           (a) the Software must have been used within the scope of this Agreement;

           (b) GTE must have given Jutvision prompt written notice of the claim;

           (c) GTE must give Jutvision complete authority, information and cooperation reasonably necessary to defend the claim;

           (d) GTE must not settle or compromise the claim without Jutvision's written consent unless Jutvision refuses in writing to defend or fails to defend such claim after notice thereof;

           (e)  the claim must not:

                (i)  be based on GTE's:

                     (1) use of an altered version of the Software if such alterations were done by persons other than Jutvision, its agents or contractors;

                     (2) use of the Software in combination, operation, or use with any programs or equipment not supplied by Jutvision, if such infringement, misappropriation or violation would have been avoided by the combination, operation, or use of the Software with items supplied or specified by Jutvision; or,

                (ii) be based solely on GTE's use of other software.

     8.3   GTE represents and warrants to Jutvision that GTE owns the GTE Marks.

     8.4   Disclaimer.  THE WARRANTIES PROVIDED BY THE PARTIES HEREIN ARE THE
           ----------
ONLY WARRANTIES PROVIDED BY THE PARTIES WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT. SUCH WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES BY THE PARTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED

WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT.

9.   INDEMNIFICATION.
     ---------------

     9.1 Each party (the "Indemnifying Party") will indemnify, defend and hold harmless the other party and its officers, directors, agents, employees, successors and permitted assigns (hereinafter collectively the "Indemnified Party") from and against any and all losses, claims, suits, proceedings, liabilities, expenses (including reasonable attorneys' fees and expenses), causes of action, damages and costs (collectively "Claims") arising out of or in connection with the breach, potential breach or inaccuracy of, or failure to comply with, any of the representations and warranties contained in Section 8 on the part of the Indemnifying Party

     9.2 Jutvision will defend GTE and its officers, directors, agents, employees, successors and permitted assigns against any and all Claims arising out of or in connection with any personal injuries or harm to personal property to the extent resulting from the negligence or willful misconduct of any member of Jutvision or Jutvision's Service Provider Network.

     9.3 Jutvision will defend GTE and its officers, directors, agents, employees, successors and permitted assigns against any and all Claims instituted by Brokers arising out of or in connection with any personal injuries or harm to personal property to the extent resulting from the negligence or willful misconduct of Jutvision or Jutvision's Service Provider Network.

     9.4 Any Indemnified Party entitled to indemnification under this Section will give prompt notice to the indemnifying Party of any Claim with respect to which it seeks indemnification, but the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability except to the extent that it is actually prejudiced by such delay. The Indemnifying Party shall assume, at its sole cost and expense, the defense of such Claim with counsel reasonably satisfactory to the Indemnified Party. The Indemnifying Party will not be subject to any liability for any settlement made without its consent. The Indemnifying Party shall not, without consent of the Indemnified Party, effect any settlement or discharge or consent to the entry of any judgment, unless such settlement or judgment includes as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a general release from all liability in respect of such claim or litigation.

10.  LIMITATION OF LIABILITY
     -----------------------

     EXCEPT WITH RESPECT TO A BREACH BY EITHER PARTY OF ITS OBLIGATIONS DESCRIBED IN SECTION 7 THROUGH NELIGENCE, WILFUL OR INTENTIONAL CONDUCT, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR LOST PROFITS OR ANY FORM OF INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER FROM ANY CAUSES OF ACTION OF ANY KIND WITH RESPECT TO THIS AGREEMENT WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, AND WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

11.  GENERAL PROVISIONS
     ------------------

     11.1  Independent Contractors.  The relationship of Jutvision and GTE
           -----------------------
established by this Agreement is that of independent contractors, and nothing contained in this Agreement will be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint undertaking, or
(iii) allow either party to create or assume any obligation on behalf of the other for any purpose whatsoever. All financial and other obligations associated with a party's business are the sole responsibility of that party.

     11.2  Press Plans.
           -----------

           (a) The parties agree to participate in a joint press announcement regarding the relationship entered into hereunder that will take place on a mutually agreed upon date. The parties shall agree to the form and content of the joint press release. Either party may issue its own press release, subject to the other party's prior approval, not to be unreasonably withheld, of the content within the release.

           (b) Provided that the effective date is no later than January 12, 1999, Jutvision agrees not to announce publicly any agreement with [*] until the later of the following events occurs: (i) thirty (30) days after the Effective Date or (ii) the date on which, in Jutvision's sole opinion, [*] demonstrate to Jutvision a [*] of Productions Services.

     11.3  Governing Law; Arbitration.  This Agreement will be governed by and
           --------------------------
construed under the laws of the State of California without reference to conflict of laws principles. Any dispute or claim arising out of or in relation to this Agreement, or the interpretation, making, performance, breach or termination thereof, shall be finally and exclusively settled by binding arbitration under the commercial arbitration rules (the "Rules") of the American Arbitration Association ("AAA"). Within twenty (20) days of giving or receiving of notice of arbitration, Jutvision on the one hand and GTE on the other hand shall appoint one independent arbitrator, and within twenty (20) days thereafter, the two arbitrators shall appoint a third arbitrator. If the two cannot agree upon a third arbitrator, the AAA shall appoint a third. The arbitration hearing shall be commenced within sixty (60) days of the third arbitrator's appointment. The arbitral proceedings and all pleadings and written evidence shall be in the English language. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, before, during or after arbitration, any party may apply to any court for a temporary restraining order, preliminary injunction or other equitable relief where such relief is necessary to protect its interests pending completion of the arbitration proceedings or to implement or enforce any arbitration ruling in any court having proper jurisdiction located in the district in which the alleged action of the other party occurred. The prevailing party (plaintiff or defendant, as the case may be) shall be entitled to recover, in addition to any other relief awarded, its reasonable costs and expenses, including without limitation attorneys' and expert witness fees, incurred in the proceeding.

     11.4  Entire Agreement.  This Agreement sets forth the entire agreement and
           ----------------
understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged.

     11.5  Notices.  Any notice required or permitted by this Agreement will be
           -------
deemed given if sent by registered mail, postage prepaid, addressed to the other party at the address set forth below or at

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
      SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT
      HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

such other address for which such party gives notice hereunder. Delivery will be deemed effective three (3) days after deposit with postal authorities.

     If to GTE:          Vice President and General Manager
                         GTE Enterprise Solutions
                         600 Hidden Ridge
                         Irving, TX 75038
                         Tel:  972-507-1701
                         Fax:  972-507-1703

     If to Jutvision:    Chief Executive Officer
                         Jutvision Corporation
                         124 University Avenue
                         Suite 202
                         Palo Alto, CA 94301
                         Tel:  650-325-6787
                         Fax:  650-325-9337

     with a copy to:  A. Hunter Farrell, Esq.
                         Wilson Sonsini Goodrich & Rosati
                         650 Page Mill Road
                         Palo Alto, CA 94304
                         Tel:  650-493-9300
                         Fax:  650-493-6811

     11.6  Force Majeure.  Nonperformance of either party will be excused to the
           -------------
extent that performance is rendered impossible by storm, lockout or other labor trouble, riot, war, rebellion, strike, fire, flood, accident or other act of God, governmental acts, orders or restrictions, or any other reason where failure to perform is beyond the control and not caused by the gross negligence or willful misconduct of the non-performing party.

     11.7  Non-Assignability and Binding Effect.  Except as expressly provided
           ------------------------------------
herein, this Agreement may not be assigned or transferred, or may any right or obligation hereunder be assigned or delegated, to a third party by either party without the prior written consent of the other party hereto. Notwithstanding the foregoing, either party may assign this Agreement or assign or delegate its rights and obligations under this Agreement to a successor to all or substantially all of its business or assets relating to this Agreement whether by sale, merger, operation of law or otherwise. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

     11.8  Modification; Waiver. No modification of or amendment to this
           --------------------
Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default.

     11.9  Headings.  The headings to the sections and subsections of this
           --------
Agreement are included merely for convenience of reference and will not affect the meaning of the language included therein.

     11.10 Severability.  In the event that it is determined by a court of
           ------------
competent jurisdiction as part of a final nonappealable ruling, government action or binding arbitration, that any provision of this Agreement (or part thereof) is invalid, illegal, or otherwise unenforceable, such provision will be enforced as nearly as possible in accordance with the stated intention of the parties, while the remainder of this Agreement will remain in full force and effect and bind the parties according to its terms. To the extent any provision (or part thereof) cannot be enforced in accordance with the stated intentions of the parties, such provision (or part thereof) will be deemed not to be a part of this Agreement.

     11.11 Counterparts; Facsimile Signatures.  This Agreement may be executed
           ----------------------------------
by exchange of signature pages by facsimile and/or in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument.

     11.12 Legal Counsel. Each party acknowledges that it has legal counsel who
           -------------
has reviewed this Agreement, has advised such party during any negotiations pertaining to this Agreement, and has explained such party's rights and obligations under this Agreement.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.


JUTVISION CORPORATION                     GTE ENTERPRISE SOLUTIONS,
                                          a division of GTE Enterprise
                                          Initiatives Incorporated


By: /s/ Howard Field                      By: /s/ Daniel Jensen
   _________________________                 ____________________________
   Howard Field                              Daniel Jensen
   Vice President                            Vice President and General Manager

                                   EXHIBIT A
                                   ---------


                            Marketing and Promotions

GTE agrees to use commercially reasonable efforts to market to GTE Customers the Jutvision Production Services.

For GTE Customers who provide GTE with written permission to offer their subscriber or member Brokers the Production Services, GTE and Jutvision will market and promote the Production Services to Brokers as follows:

Order Origination

System 4 Workstation:  For GTE Customers who use the System 4 Workstation:
--------------------

The System 4 Workstation main menu lists the key program functions including the "Web" function (also labelled "Home" in some versions). When the user clicks on the "Web" button, a Web Browser Module, capable of rendering HTML, is loaded. The first displayed HTML page lists key information and e-commerce links. On this page, viewable without scrolling on an 800 x 600 pixel display, is a button (or link), which will include a Jutvision logo (Jutvision Eyeflash icon) and shall be labelled "Order Virtual Tour" (the "Order Button"). From time to time, and upon the mutual agreement of GTE and Jutvision, the text on the Order Button may be changed. Additionally, GTE, at its sole discretion, shall have the right to remove the Jutvision logo provided that it has first elected to convert the Agreement to a non-exclusive basis in accordance with the terms of Section 2.3(b) of the Agreement. At GTE's sole discretion, GTE also may include graphics or animations on the Order Button, provided that they do not promote or otherwise reference any third-party Virtual Tour providers for so long as the initial Agreement remains exclusive under section 2.3.. Until such time as GTE provides the System 4 [*] (described below), the Order Button will be a minimum 4096 pixels in area; thereafter, there will be no minimum area for the Order Button

When the user presses the Order Button, the Web Browser Module will render an HTML page (the "Order Page") which will be designed by either GTE or Jutvision, and which will be hosted on a Jutvision-designated server. GTE and Jutvision will mutually agree on the design, and hosting of the Order Page, and neither party's consent shall be unreasonably withheld. The order page will have all the data entry fields required for a Broker to place an order for Production Services and for Jutvision to fulfill and bill for the ordered Production Services. At a minimum the Order Page will contain both Jutvision's and GTE's logos. No other logos will be displayed on the Order Page. No links will be placed on the Order Page without GTE's express written approval. No products other than the Production Services will be advertised, mentioned, or offered for sale without GTE's express written approval.

System 4 Browser:  For GTE Customers who use the System 4 Browser:
----------------

The System 4 Browser main menu lists the key program functions including the "Home" function (name subject to change). When the user clicks on the "Home" button, an HTML page is loaded which lists key information and e-commerce links. On this page, viewable without scrolling on an 800 x 600 pixel

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
      SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT
      HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

display, is a button (or link), which will include a Jutvision logo (Jutvision Eyeflash icon) and shall be labelled "Order Virtual Tour" (the "Order Button"). From time to time, and upon the mutual agreement of GTE and Jutvision, the text on the Order Button may be changed. Additionally, GTE, at its sole discretion, shall have the right to remove the Jutvision logo provided that it has first elected to convert the Agreement to a non-exclusive basis in accordance with the terms of Section 2.3(b) of the Agreement. At GTE's sole discretion, GTE also may include graphics or animations on the Order Button, provided that they do not promote or otherwise reference any third-party Virtual Tour providers for so long as the initial Agreement remains exclusive under section 2.3. Until such time as GTE provides the System 4 [*] (described below), the Order Button will be a minimum 4096 pixels in area; thereafter, there will be no minimum area for the Order Button.

When a user clicks on the Order Button, the Order Page, as described above, is rendered.

System 4 [*]:  GTE plans to introduce an [*] for entering and modifying
------------
listings. These plans are subject to change or cancellation. At such time as GTE releases the [*], GTE will include a method to order Production Services directly from the listing input form. One of two methods will be employed:

1. Order Button Link: GTE will include a button (or link) labelled "Order Virtual Tour" ("Listing Input Order Button"). From time to time, GTE may choose to modify the text, graphics or animation on the button provided that they do not promote or otherwise reference any third-party Virtual Tour providers for so long as the initial Agreement remains exclusive under section 2.3.. When a user clicks on the Order Button, the Order Page, as described above, is rendered.

2. Order Entry Fields: GTE will include an area on the listing input form, where users will be able to directly enter order criteria for Production Services. GTE and Jutvision will, mutually agree upon the order criteria. GTE will capture the order information and forward it to Jutvision in a mutually agreed-upon format. The data will be transmitted using [*] and via the [*], unless otherwise agreed in writing by GTE and Jutvision.

Virtual Tour Display

System 4 Workstation:  For GTE Customers who use the System 4 Workstation:
--------------------

System 4 Workstation supports two primary databases: Listings, and Public Records (optional at some sites). The listings database (active and off-market) is accessed via a number of search functions, such as Listings Search, CMA, Open House and Market Update. These functions may change from time to time. Within these search functions, users may get specific information on one property by launching the "Listing Search Details" screen. From this screen, users may view still exterior photographs, text data and map information. The "Views" button enables users to retrieve and display additional property information such as interior photographs, neighbor photographs, listing history records, or public records, via a pop-up menu. For properties with a Virtual Tour in the GTE Database, a "Virtual Tour" option will appear in the pop-up list. When the user selects this option, the Virtual Tour will be downloaded from the GTE Database and displayed.

The Public Records Database is accessed via the Public Records Search function. This function may change from time to time. Within this function, users may get specific information on one property by launching the "Public Records Details" screen. From this screen, users may view still exterior

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
      SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT
      HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

photographs, text data and map information. The "Views" button enables users to retrieve and display additional property information, via a pop-up menu. For properties with a Virtual Tour in the GTE Database, a "Virtual Tour" option will appear in the pop-up menu. When the user selects this option, the Virtual Tour will be downloaded from the GTE Database and displayed.

System 4 Browser:  For GTE Customers who use the System 4 Browser:
----------------

System 4 Browser supports two primary databases: Listings, and Public Records (optional at some sites). Only the listings database is generally searchable. It is accessed via search functions such as Listings Search and Market Update (Hot Sheet). These functions may change from time to time. For properties with a Virtual Tour in the GTE Database, a "Virtual Tour" link and/or tab will appear in the Listing Search results. When the user clicks on the Virtual Tour link and/or tab, the Virtual Tour will be downloaded from the GTE Database and displayed.


Other Marketing Activities

From time to time, subject to provisions in the Agreement regarding use of Jutvision Marks, GTE may, at the sole discretion of GTE and GTE Customers, choose to promote Virtual Tours via special marketing campaigns such as:

1.   Advertising on web-sites maintained by GTE Customers

2. Advertising in GTE Customers' communications with their Broker members, including flyers, newspapers, general mailings, broadcast Email, or system messages presented at log-in on the System 4 Workstation

3.   Demonstrations at trade shows or technology fairs

4.   Demonstrations during Broker training classes

                                 AMENDMENT TO
                                 ------------
                             DISTRIBUTION AGREEMENT
                             ----------------------

     THIS AMENDMENT TO DISTRIBUTION AGREEMENT ("Amendment") is made and entered into as of January 19, 1999 (the "Effective Date"), between Jutvision Corporation, a Delaware corporation ("Jutvision"), and GTE Enterprise Solutions, a division of GTE Enterprise Initiatives Incorporated, a Delaware corporation ("GTE").

                                   BACKGROUND
                                   ----------

     On January 12, 1999, the parties entered into a certain distribution agreement ("Distribution Agreement") pertaining to the production, distribution, promotion and marketing of virtual tour technologies. The parties now desire to amend the Distribution Agreement under the terms more specifically set forth below. Except as otherwise expressly provided in this Amendment, all defined terms used herein shall have those meanings defined under the Distribution Agreement.

     IN CONSIDERATION of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.   Jutvision's Obligations.
     -----------------------

     1.1  Automatic Posting.  Jutvision will automatically post all Jutvision
          -----------------
Images to the GTE Database that do not result from GTE Originated Orders ("Non-GTE Originated Orders"), whenever the Non-GTE Originated Orders are made by Brokers, except in those cases where: (a) the Broker objects to the posting; and/or (b) the Web site or other third-party channel originating the sale of such Jutvision Images (collectively, the "Third-Party Originator") objects to the postings. In the event a Third-Party Originator objects to the postings, Jutvision will provide 20 days' prior written notice of the objection to GTE before discontinuing the postings to the GTE Database.

     1.2  Pricing.  All postings to the GTE Database made under this Section 1
          -------
(hereinafter referred to as a "[*] Posting") shall be made [*] to the Broker. For purposes of illustration only, if a [*] Posting is made of a Jutvision Image for a Basic Package order received through HomeSeekers, and the price charged to the Broker to post the Jutvision Image to the HomeSeekers Web site alone is ordinarily [*], the Jutvision Image shall be posted both to the HomeSeekers Web site and the GTE Database for the [*], without any [*] for the [*] Posting to the GTE Database.

     1.3  Jutvision Images Posted to Third-Party Web Sites. Jutvision has
     -----------------------------------------------------
entered into separate agreements (collectively, the "Third Party Agreements") with Realtor.com, Homeseekers.com and Loopnet.com under which Jutvision has the right to post Jutvision Images to their respective Web sites. For so long as Jutvision has this right under each respective Third Party Agreement, GTE shall have the right, consistent with Jutvision's pricing policies, to allow Brokers, placing GTE Originated Orders, to post Jutvision Images to these respective third-party Web .sites.

2.   Transaction Fees for Non-GTE Originated Orders.
     -----------------------------------------------

     Notwithstanding anything contained in the Distribution Agreement to the contrary, no Transaction Fees or other remuneration will be due to GTE for [*] Postings. Except as specifically provided in the preceding sentence, GTE shall be entitled to all Transaction Fees and other consideration as provided under the Distribution Agreement.

3.   Affirmation of Distribution Agreement.
     -------------------------------------

     The parties acknowledge that the Distribution Agreement remains in full force and effect under its terms, as modified by this Amendment. This Amendment shall supersede and control over the Distribution Agreement to the extent of any conflict therewith.

  IN WITNESS WHEREOF the parties hereto have executed this Amendment as of the day and year first above written.

JUTVISION CORPORATION                 GTE ENTERPRISE SOLUTIONS,
                                      a division of GTE Enterprise
                                      Initiatives Incorporated

By: /s/ Howard Field                  By: /s/ Daniel Jensen
   ------------------------------        ----------------------------------
   Howard Field                          Daniel Jensen
   Vice President                        Vice President and General Manager

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
      SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT
      HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.